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                                                                    Exhibit 99.2


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                           DATA GENERAL CORPORATION
                                   P R O X Y

           THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD OCTOBER 7, 1999

Ronald L. Skates and Frederick R. Adler, and each of them, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, are hereby authorized to represent and to vote, as designated below, all shares of Common Stock of Data General Corporation held of record by the undersigned on September 6, 1999, at the Special Meeting of Stockholders to be held at 9:00 A.M. on October 7, 1999, at the Enterprise Room, Fifth Floor, State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts, and at any adjournments thereof. Any and all proxies heretofore given are hereby revoked.

PLEASE MARK, DATE AND SIGN THE REVERSE SIDE AND MAIL PROMPTLY IN THE ENCLOSED ENVELOPE.
                                           (SEE REVERSE SIDE)

                                           DATA GENERAL CORPORATION
                                           P.O. BOX 11235
                                           NEW YORK, N.Y.  19203-0235
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DATA GENERAL CORPORATION
4400 Computer Drive, Westboro, MA  01580
Telephone (508) 898-5000

Dear Stockholder:

Attached below is your proxy card for the October 7, 1999 Special Meeting of Stockholders of Data General Corporation. Also enclosed please find the Notice of Special Meeting and Proxy Statement.

YOUR VOTE IS IMPORTANT. IF YOU DO NOT VOTE BY PROXY OR IN PERSON AT THE SPECIAL MEETING, IT WILL COUNT AS A VOTE AGAINST THE MERGER AGREEMENT.

Whether or not you plan to attend the Stockholder's Meeting, please immediately complete and sign the proxy card, and return it in the envelope provided.

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU MAY OWN.

Thank you.

                         PLEASE DETACH PROXY CARD HERE

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PROPOSAL NO. 1:  To approve and adopt the merger agreement among EMC
                 Corporation, a wholly owned subsidiary of EMC, and Data General. In the merger, each outstanding share of Data General common stock will be converted into the right to receive .3262 of a share of EMC common stock, subject to certain adjustments described in the joint Proxy Statement / Prospectus.

                 FOR  / /  AGAINST  / /  ABSTAIN  / /

                                             Change of Address
                                             or Comments Mark Here   / /

                            The Board of Directors
                     Recommends a Vote FOR Proposal No. 1

                Discretionary authority is hereby granted with respect to such other matters as may properly come before the meeting. The signer acknowledges receipt of the Notice of Special Meeting of Stockholders and the Proxy Statement / Prospectus furnished therewith.

                IMPORTANT: Please sign exactly as name appears hereon. Each joint owner shall sign. Executors, administrators, trustees, etc. should give full title.

                      Dated: ______________________________________, 1999

                      ___________________________________________________
                                          Signature
                      ___________________________________________________
                                          Signature

Please Sign, Date and Return the Proxy Card Promptly.
Votes MUST be indicated (X) in Black or Blue ink.